EXHIBIT 21

                  SUBSIDIARIES OF THE REGISTRANT


                        MidSouth Bank, N.A.
                            Louisiana


               Financial Services of the South, Inc.
                            Louisiana


                    MidSouth Statutory Trust
                          Connecticut